    As filed with the Securities and Exchange Commission on November 22, 2000
                                                  Registration No.______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                  ------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  ------------

                             CHANCELLOR GROUP, INC.
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

Nevada                                      3845                87-0438647
------------------------------- ---------------------------- -------------------
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)


                            1800 E. Sahara Boulevard
                                    Suite 107
                             Las Vegas, Nevada 89104
                    (Address of Principal Executive Offices)

                              2000 STOCK AWARD PLAN
                            (Full Title of the Plan)

                               Shane X.G. Rodgers
                            1800 E. Sahara Boulevard
                                    Suite 107
                             Las Vegas, Nevada 89104
                                 (702) 938-0261
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


                         CALCULATION OF REGISTRATION FEE
----------------------------------  ----------------------- --------------------------- ------------------ ---------------
Title of Securities to be Registed  Amount to be Registered    Proposed Maximum         Proposed Maximum      Amount of
                                                            Offering Price Per Share(1) Aggregate Offering  Registration
                                                                                              Price (1)         Fee
----------------------------------  ----------------------- --------------------------- ------------------ ---------------
Common Stock, $.001 par value        2,000,000 shares        $.50                        $1,000,000         $264
----------------------------------  ----------------------- --------------------------- ------------------ ---------------
                                                                                                            TOTAL
                                                                                                            $264
----------------------------------  ----------------------- --------------------------- ------------------ ---------------


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h).



                               -------------------

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in this Part I are being separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1).

                                     PART II

     Item 3. Incorporation of Documents by Reference.

             The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement . All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

             (a)    The Registrant's registration statement on Form 10-SB

             (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced registration statement.

     Item 4. Description of Securities.

             Not applicable.

     Item 5. Interest of Named Experts and Counsel.

             Not applicable.

     Item 6. Indemnification of Directors and Officers.

             Reference is made to Item 5. Indemnification of Directors and Officers, appearing in Part II of the Registrant's registration statement on Form 10-SB, Article VII of the Registrant's Certificate of Incorporation and
Article VIII of the Registrant's By-laws.

     Item 7. Exemption From Registration Claimed.

             Not applicable.

     Item 8. Exhibits.

             EXHIBIT NUMBERS

             5.       Opinion of Ina P. Kagel, Esq.
             10.2     2000 Stock Award Plan

             24.1     Consent of Ina P. Kagel, Esq. (included in Exhibit 5).
             24.2     Consent of Independent Certified Public Accountants.

     Item 9. Undertakings.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities at that time shall therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on this 20th day of November, 2000.



                                             CHANCELLOR GROUP, INC.



                                             By:     /s/ Shane X.G. Rodgers
                                                --------------------------------
                                                      SHANE X.G. RODGERS,
                                                      Vice-Chairman

                   POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

     Each person whose signature appears below constitutes and appoints SHANE X.G. RODGERS, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                           TITLE                                       DATE

 /s/ Shane X.G. Rodgers             Vice-Chairman of the Board, President,      November 20, 2000
--------------------------          Principal Executive Officer, Financial
SHANE X.G. RODGERS                  Officer and Accounting Officer

 /s/ Ashraf Khan                    Director                                    November 20, 2000
--------------------------
ASHRAF KHAN

 /s/ William H. Stinson             Director                                    November 20, 2000
--------------------------
WILLIAM H. STINSON


                                  EXHIBIT INDEX


EXHIBIT NUMBER

5                 Opinion of Ina P. Kagel, Esq.

10.2              2000 Stock Award Plan

24.1              Consent of Ina P. Kagel, Esq. (included in Exhibit 5)

24.2              Consent of Independent Certified Public Accountant.